Exhibit (c)(6)

Proprietary & Confidential Note: Certain text and charts were resized in this presentation at the request of the SEC for the purposes of improving legibility. Presentation to Special Committee of the Board of Directors Preliminary Analysis Subject to Revision 15 September 2006

Proprietary & Confidential Table of Contents I. Executive Summary II. Valuation Analysis III. Appendix “Wachovia Securities” is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. Debt and equity underwriting, trading, research and sales, loan syndications agent services, and corporate finance and M&A advisory services are offered by Wachovia Capital Markets, LLC, member NASD, NYSE and SIPC. Mezzanine capital, private equity, municipal securities trading and sales, cash management, credit, international, leasing and risk management products and services are offered by various non-broker dealer subsidiaries of Wachovia Corporation. 1 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary

Proprietary & Confidential Executive Summary Agenda • We plan to address several important issues that the Special Committee (the “Committee”) of the Board of Directors (“Board”) of TAMPA will need to consider as it prepares to respond to the revised BOSTON offer, including the following: — Summarize the most salient aspects of the revised BOSTON offer, including the proposed financing. — Analyze BOSTON’s revised offer in context of pertinent valuation analyses. — Discuss the various options the Committee can take in responding to BOSTON. — Consider benefits and risks of proposed BOSTON transaction versus recapitalization alternative. • Provide the Special Committee with background and market information regarding recent going private transactions. 3 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary Situation Overview • In June, BOSTON began a dialogue with management to consider a possible acquisition of the Company through a going private transaction. • Several interactions have occurred between the Company and BOSTON professionals: — 6/16/06 — Initial meeting between management and BOSTON. — 6/18/06 — Submitted list of initial due diligence questions covering the following topics. — Late June —Conference calls held with Company management covering operational and marketing questions. — Early July — Management meets with BOSTON and certain lenders to discuss financing of potential going private transaction. — 8/08/06 — Company receives an offer of $37.50 per share which the Board rejected as inadequate. — 8/18/06 — Company receives a revised offer of $38.50 per share. At the Board meeting, the Board determined to form a Special Committee to evaluate the revised offer. — 9/11/06 — In conference call with Wachovia, BOSTON states that they are eager to consummate transaction and together with their financing partners can provide fully committed equity and debt letters within 24 to 48 hours of a “bring down” discussion with management and a response from the Board, implicating a desire to pursue a transaction. 4 | Wachovia Securities Mergers & Acquisitions

Executive Summary

*Proprietary & Confidential*

## Summary of Revised Offer

- Significant deal terms include the following:
  - $38.50 per share in cash.
  - Proposal structured as a merger.
  - Terms include customary representations and warranties.
  - Limited closing conditions.
    - Diligence largely completed.
- The Committee also received commitment letters and term sheets from two financing sources (Bank of America and Deutsche Bank), dated August 8th.

| BOSTON Offer Calculation | |
|---|---|
| *(In millions, except per share data)* | |
| Offer Price per share | $38.50 |
| Implied Diluted share count | 78.2 |
| Equity Purchase | $3,011.0 |
| Plus: Debt | 263.0 |
| Enterprise Value | $3,274.0 |
| Plus: Cash on B/S | 58.0 |
| Plus: Cash | 100.0 |
| Plus: Fees | 100.0 |
| Transaction Value | $3,532.0 |
| Adjusted 2006(E) EBITDA Multiple ($383) | 8.5x |
| Adjusted LTM 6/30/06 EBITDA Multiple ($371) | 8.8x |
| Unadjusted 2006(E) EBITDA Multiple ($328) | 10.0x |
| Unadjusted LTM 6/30/06 EBITDA Multiple ($320) | 10.2x |

**Sources and Usess of Funds - Analysis of BOSTON's Offer**

*($ in millions)*

| Uses of Cash | | Sources of Cash | | | | |
|---|---|---|---|---|---|---|
| Uses | Amount | Sources | Amount | % Total | Cum. Adj. Multiple of LTM 6/30/06 EBITDAR | Interest Rates |
| Purchase of Equity | $3,011.0 | Senior Secured Debt | $1,060.0 | 30.5% | 3.9x | L + 2.50% |
| Debt Retirement | 263.0 | Senior Bridge | 440.0 | 12.7% | 4.8x | L + 5.50% |
| Cash Overfund | 100.0 | RealCo / PropCo Bridge | 900.0 | 25.9% | 6.8x | L + 5.50% |
| Fees and Expenses | 100.0 | Sponsor Equity | 1,074.0 | 30.9% | | |
| Total | $3,474.0 | Total | $3,474 | 100.0% | | |

5 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary TAMPA Stock Price $34 $33 $32 $31 3 $30 Stock Price 1 $29 2 $28 $27 $26 $25 8/1/06 8/6/06 8/11/06 8/16/06 8/21/06 8/26/06 8/31/06 9/5/06 9/10/06 Receipt of first offer Receipt of financing Receipt of revised 1 2 3 of $37.50 commitments for first offer offer of $38.50 6 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis

Valuation Analysis

Proprietary & Confidential

## TAMPA Summary Financials – Management Plan

- Wachovia has relied upon the revised Management Plan for our valuation analysis, though it is important to note that BOSTON may utilize its own projection model for internal discussions and with lending sourcing.
  - Sponsors typically discount management prepared projections when analyzing potential investments.

**TAMPA Historical and Projected Financial Summary - Management's Plan**

| ($ in thousands, except per share data) | Historical FYE December 31, | | Projected Fiscal Year Ending December 31, | | | | | | CAGR |
|---|---|---|---|---|---|---|---|---|---|
| | 2004 | 2005 | PF 2006 | FY 2007 | FY 2008 | FY 2009 | FY 2010 | FY 2011 | '06 - '11 |
| Total Revenue | $3,201,750 | $3,601,666 | $3,892,411 | $4,206,559 | $4,532,834 | $4,888,897 | $5,262,906 | $5,646,233 | 7.7% |
| *Total Revenue Growth* | *n/a* | *12.5%* | *8.1%* | *8.1%* | *7.8%* | *7.9%* | *7.7%* | *7.3%* | |
| EBITDA | 379,229 | 361,343 | 327,845 | 375,085 | 454,877 | 534,380 | 598,969 | 650,048 | 14.7% |
| *EBITDA Margin* | *11.8%* | *10.0%* | *8.4%* | *8.9%* | *10.0%* | *10.9%* | *11.4%* | *11.5%* | |
| Adjusted EBITDA (1) (2) | 392,249 | 397,813 | 383,253 | 416,422 | 486,665 | 556,361 | 615,958 | 661,976 | 11.6% |
| *Adjusted EBITDA Margin* | *12.3%* | *11.0%* | *9.8%* | *9.9%* | *10.7%* | *11.4%* | *11.7%* | *11.7%* | |
| Adjusted EPS (1) (2) | $2.07 | $1.87 | $1.65 | $1.75 | $2.31 | $2.92 | $3.36 | $3.71 | 17.6% |
| *Adjusted EPS Growth* | *n/a* | *(9.7%)* | *(11.7%)* | *6.3%* | *31.9%* | *26.4%* | *14.9%* | *10.5%* | |
| Free Cash Flow | | | | 53,315 | 92,663 | 105,601 | 136,563 | 235,833 | |
| **Leverage Statistics** | | | | | | | | | |
| Debt / Adjusted EBITDA (1) | | | 0.7x | 0.5x | 0.2x | 0.2x | 0.2x | 0.2x | |
| Rent Adjusted Debt / Adjusted EBITDAR (1), (3) | | | 2.1x | 2.0x | 1.7x | 1.6x | 1.6x | 1.5x | |

*Source: TAMPA management.*
*(1) Adjustments for EBITDA and net income are different as outlined in the Appendix.*
*(2) Includes other assets, partner deposits, deferred rent, other liabilities, PEP-related expenses, minority interest contributions, restricted stock and FAS 123R.*
*(3) Based on 8x rent convention.*

8 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis TAMPA Summary Financials — Management Plan • The revised “Management Plan” was delivered to Wachovia on 9/12/06 and is similar to the previous plan that was included in the 8/18/06 presentation to the Board. The differences are comprised of: — The results from the month of July and the revised outlook have been incorporated into management’s 2006 full year estimate resulting in a $1.4 million reduction to 2006 net income. — The depreciable life of assets from the refurbishment program has been reduced from 14 to 10 years with minimal impact on projected earnings in 2006 through 2011. • According to management, BOSTON has received the month of July results but have not received the adjusted refurbishment depreciable life schedule. Management Plan 2006(E) As of 8/18/06 As of 9/12/06 Difference Rationale Revenue $3,905.7 $3,892.4 ($13.3) Reduced comp sales forecast Gross Profit 2,503.2 2,495.6 (7.6) Other Operating Expenses 2,131.3 2,129.2 (2.1) SG&A 189.1 188.2 (0.9) EBIT 182.8 178.2 (4.7) Plus: D&A 149.6 149.7 0.1 EBITDA 332.5 327.8 (4.6) Plus: Adjustments 43.5 55.4 11.9 Lower PEP funding estimate Adj. EBITDA $375.9 $383.3 $7.3 9 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

Proprietary & Confidential

## Comparable Public Company Analysis

*($ in millions, except per share data)*

- Over the past twelve months, the Company's share price has traded below both its peer set and the broader market index.
  - Over the past two years, the Company's stock price has traded down 16% versus a 29% gain for the peer index.
- Underperforming store comps and struggling growth brands have contributed to the negative investor perception of the Company.
  - The Company trades at a discount to its peers at 7.8x versus 8.3x EV/EBITDA, respectively.

Two Year Stock Price Chart



Indexed Price
160
140
120
100
80
60
Sep-04
Jan-05
May-05
Sep-05
Jan-06
May-06
Comparables +28.9%
S&P 500 +15.5%
TAMPA (16.3%)
OSI Restaurant Partners Inc.
Comparable Companies Index *
S&P 500 Index

Source: FactSet.
* Comparable Companies Index includes APPB, DRI, EAT, LNY, RARE and RI.

| Company Name | Ticker | Price (1) | % of 52 Week High | Mkt. Value | Enterprise Value (2) | EV /LTM EBITDA | CY07 (E) P/E | 2007 (E) PEG Ratio |
|---|---|---|---|---|---|---|---|---|
| Darden Restaurants, Inc. | DRI | $39.17 | 91.2% | $5,722.8 | $6,369.1 | 8.3x | 15.7x | 127.6% |
| Brinker International, Inc. | EAT | 40.82 | 94.6% | 3,461.9 | 3,847.3 | 7.8x | 15.2x | 107.3% |
| Ruby Tuesday, Inc. | RI | 28.54 | 86.5% | 1,661.0 | 2,015.8 | 8.5x | 15.6x | 102.4% |
| Applebee's International, Inc. | APPB | 22.81 | 86.2% | 1,697.7 | 1,892.3 | 8.7x | 17.2x | 114.9% |
| RARE Hospitality, Inc. | RARE | 30.87 | 88.6% | 1,046.4 | 1,072.8 | 8.5x | 17.0x | 94.7% |
| Landry's Restaurants, Inc. | LNY | 28.44 | 78.3% | 629.1 | 1,421.1 | 7.9x | 12.4x | 95.4% |
| | | Mean: | 87.6% | $2,369.8 | $2,769.7 | 8.3x | 15.5x | 107.1% |
| | | Median: | 87.6% | $1,679.4 | $1,954.0 | 8.4x | 15.6x | 104.8% |
| Company | | $33.19 | 68.7% | $2,486.1 | $2,766.8 | 7.8x | 18.6x | 123.9% |
| Revised BOSTON Offer | | $38.50 | | | | 10.0x | | |

Footnotes:
(1) Prices and earnings estimates obtained from the CapitalIQ on 09/12/06.
(2) Market value of equity plus net debt.

10 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Comparable Acquisitions ($ in millions, except per share data) • Transactions in the casual dining segment have produced median EV/EBITDA multiples of approximately 7.0x over the past four years. • There are limited comparable restaurant transactions of similar size to the Company. — Although Dunkin Donuts is of comparable size, the franchisor operating models and concept is distinctively different than the Company’s. • The detailed comparable transactions are displayed in the Appendix. Casual Dining Income Statement Data Valuation Data LTM LTM EBITDA Enterprise EV/ EV/ Sales EBITDA Margin Value (1) Sales EBITDA Mean $312.9 $29.9 10.1% $213.6 0.7x 7.2x Median 252.6 23.5 10.4% 157.3 0.7x 6.6x Other Restaurants Income Statement Data Valuation Data LTM LTM EBITDA Enterprise EV/ EV/ Sales EBITDA Margin Value (1) Sales EBITDA Mean $709.5 $46.9 14.2% $478.1 1.1x 8.1x Median 231.9 32.3 14.4% 265.0 1.0x 7.4x Revised BOSTON Offer — EV to Adjusted EBITDA 8.8x Revised BOSTON Offer — EV to Unadjusted EBITDA 10.2x (1) Market value of equity plus net debt. 11 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Premiums Paid Analysis • Recent public company transactions have resulted in premiums of 20% over the prior day share price. Median Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present 1 Day Prior 7-Days Prior 4-Weeks Prior 225 Public Company Transactions 20.2% 21.1% 24.6% — 42 Go Private Transactions 19.7% 22.8% 23.8% — 9 Retail Go Privates Transactions 20.0% 21.6% 20.7% Range of 4-week Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present Total Number of Remaining Public Sales 70 Total Number of Go Privates 60 Number of Retail Go Privates 60 50 50 46 40 28 30 22 19 Number of Deals 20 10 0 <10% 10-20% 20-30% 30-40% 40-50% >50% Source: SDC Platinum. Premium 4 Weeks Prior to Announcement Date 12 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Premiums Paid Analysis • The revised BOSTON offer of $38.50 per share represents a 16% premium over the prior day’s closing price as of September 12th and a 27% premium over the 30-day average share price. • Applying the median premium paid for the 225 recent public transactions of 20% to the prior day’s closing share price of $33.19, yields a price of $39.83 per share. Purchase Price Premiums Enterprise Value $2,783,442 $2,902,690 $3,084,747 $3,266,805 $3,448,863 $3,630,920 2006(E) Adjusted EBITDA multiple(1) 7.3x 7.6x 8.0x 8.5x 9.0x 9.5x LTM 6/30/06 Adjusted EBITDA multiple(2) 7.5x 7.8x 8.3x 8.8x 9.3x 9.8x LTM 6/30/06 Unadjusted EBITDA multiple(3) 8.7x 9.1x 9.6x 10.2x 10.8x 11.3x Implied Offer Price $33.19 $34.50 $36.50 $38.50 $40.50 $42.50 52-Week Low $27.37 21.3% 26.1% 33.4% 40.7% 48.0% 55.3% 30-Day Avg $30.24 9.8% 14.1% 20.7% 27.3% 33.9% 40.6% 90-Day Avg $31.75 4.6% 8.7% 15.0% 21.3% 27.6% 33.9% 9/12/06 Current $33.19 0.0% 3.9% 10.0% 16.0% 22.0% 28.1% Stock Price 365-Day Avg $38.38 (13.5%) (10.1%) (4.9%) 0.3% 5.5% 10.7% 52-Week High $46.62 (28.8%) (26.0%) (21.7%) (17.4%) (13.1%) (8.8%) All-Time High $50.55 (34.3%) (31.8%) (27.8%) (23.8%) (19.9%) (15.9%) (1) Reflects 2006(E) Adjusted EBITDA of $383.3 million. (2) Reflects LTM 6/30/06 Adjusted EBITDA of $371 million. (3) Reflects LTM 6/30/06 Unadjusted EBITDA of $320 million. 13 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Comparison of Operating Models • Per the lender presentation dated 8/3/2006, underlying model assumptions and projected operating performance differ from the Management Plan projections. — Management Plan Adjusted EBITDA projections are higher in later years. — Management Plan assumes a higher level of capital expenditures. Comparison of Management Plan to Lender Presentation ($ in millions) ‘07-’11 2006 2007 2008 2009 2010 2011 CAGR Revenue Management Plan $3,892 $4,206 $4,533 $4,889 $5,263 $5,646 7.6% Lender Presentation $3,911 $4,134 $4,392 $4,665 $5,045 $5,478 7.3% Difference ($19) $72 $141 $224 $218 $168 Adj. EBITDA Management Plan $383 $416 $487 $556 $616 $662 12.3% Lender Presentation $378 $426 $461 $488 $532 $588 8.4% Difference $5 ($10) $26 $68 $84 $74 Total CapEx Management Plan N/A $207 $218 $252 $265 $199 Lender Presentation N/A $223 $189 $186 $189 $194 Difference N/A ($16) $29 $66 $76 $5 Refurbish Program Management Plan N/A $15 $35 $60 $65 $0 Lender Presentation N/A $50 $90 $35 $0 $0 Difference N/A ($35) ($55) $25 $65 $0 14 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis LBO Analysis • Preliminary LBO analysis is based on the following assumptions: — Total leverage of 6.3x 12/31/06 EBITDA of $383.3 million; Adjusted leverage of 6.6x 2006(E) EBITDAR based on BOSTON’s proposed capital structure. — Operating model assumes Management Plan. • Given the high leverage assumption, a sale leaseback would not be additive to the overall funding of the transaction. IRRs(1) IRRs(2) Implied Price/Share $36.29 $38.40 $40.50 $42.61 $44.71 Implied Price/Share $36.29 $38.40 $40.50 $42.61 $44.71 Premium to Curr. Price 9.4% 15.7% 22.0% 28.4% 34.7% Premium to Curr. Price 9.4% 15.7% 22.0% 28.4% 34.7% 12/31/06 Adj. EBITDA Multiple 8.0x 8.5x 9.0x 9.5x 10.0x 12/31/06 Adj. EBITDA Multiple 8.0x 8.5x 9.0x 9.5x 10.0x 7.5x 25.8% 20.7% 16.6% 13.2% 10.4% 5.8x 25.3% 21.6% 18.5% 15.8% 13.4% 8.0x 28.6% 23.3% 19.2% 15.7% 12.8% 6.1x 26.9% 22.8% 19.4% 16.4% 13.9% 8.5x 31.1% 25.7% 21.5% 18.0% 15.0% Total Adj. Leverage 6.3x 28.8% 24.2% 20.4% 17.2% 14.4% Exit Multiple 9.0x 33.4% 28.0% 23.7% 20.1% 17.1% 6.6x 31.1% 25.7% 21.5% 18.0% 15.0% 9.5x 35.6% 30.1% 25.7% 22.1% 19.0% 6.8x 33.9% 27.6% 22.8% 18.9% 15.7% (1) Assumes Adjusted Leverage of 6.6x. (2) Assumes an Exit Multiple of 8.5x. Sources and Uses of Funds — For Illustrative Purposes Assumes 9.0x EBITDA Multiple. ($ in thousands) Uses of Cash Sources of Cash Cum. Adj. Multiple Uses Amount Sources Amount % Total of 6/30/06 EBITDAR Purchase of Equity $3,184,327 Total Debt $2,400,000 66.5% 6.8x Debt Retirement 226,982 Sponsor Equity 1,211,308 33.5% Fees and Expenses 100,000 Cash on Balance Sheet 100,000 Total $3,611,308 Total $3,611,308 100.0% Note: Adjusted Leverage = (EBITDA + 8*Rent Expense)/(EBITDA + Rent Expense) 15 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis LBO Analysis — Assumes Downside Scenario • Preliminary LBO analysis is based on the following assumptions: — Total Adjusted leverage of 6.6x 2006(E) EBITDAR, based on BOSTON’s proposed capital structure. — Operating model assumes downside scenario. • Downside case has the following differences from Base case: — Concept #1 comps reduced by 1% in 2007 — 2011, Concept #2 comps reduced by 1% in 2007 & 2008, and Concept #1 margin improvement reduced by 50bps in 2008 and 100bps in 2009. IRRs(1) IRRs(2) Implied Price/Share $36.29 $38.40 $40.50 $42.61 $44.71 Implied Price/Share $36.29 $38.40 $40.50 $42.61 $44.71 Premium to Curr. Price 9.4% 15.7% 22.0% 28.4% 34.7% Premium to Curr. Price 9.4% 15.7% 22.0% 28.4% 34.7% 12/31/06 Adj. EBITDA Multiple 8.0x 8.5x 9.0x 9.5x 10.0x 12/31/06 Adj. EBITDA Multiple 8.0x 8.5x 9.0x 9.5x 10.0x 7.5x 21.6% 16.7% 12.7% 9.5% 6.7% 5.8x 22.1% 18.5% 15.5% 12.8% 10.5% 8.0x 24.5% 19.5% 15.4% 12.1% 9.3% 6.1x 23.5% 19.5% 16.2% 13.3% 10.8% 8.5x 27.2% 22.0% 17.9% 14.5% 11.6% Leverage 6.3x 25.2% 20.7% 17.0% 13.9% 11.2% Exit Multiple 9.0x 29.7% 24.4% 20.2% 16.7% 13.8% Total Adj. 6.6x 27.2% 22.0% 17.9% 14.5% 11.6% 9.5x 32.0% 26.6% 22.3% 18.8% 15.8% 6.8x 29.7% 23.7% 19.0% 15.2% 12.1% (1) Assumes Adjusted Leverage of 6.6x. (2) Assumes an Exit Multiple of 8.5x. Sources and Uses of Funds — For Illustrative Purposes Assumes 9.0x EBITDA Multiple. ($ in thousands) Uses of Cash Sources of Cash Cum. Adj. Multiple Uses Amount Sources Amount % Total of 6/30/06 EBITDAR Purchase of Equity $3,184,327 Total Debt $2,400,000 66.5% 6.8x Debt Retirement 226,982 Sponsor Equity 1,211,308 33.5% Fees and Expenses 100,000 Cash on Balance Sheet 100,000 Total $3,611,308 Total $3,611,308 100.0% Note: Adjusted Leverage = (EBITDA + 8*Rent Expense)/(EBITDA + Rent Expense) 16 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Discounted Cash Flow Analysis ($ in millions, except per share data) • A range of enterprise values for the Company is calculated below using a sensitivity analysis across a range of discount rates, perpetuity cash flow growth rates, and exit multiples. — Highly sensitive to assumptions — projections, discount rate, terminal value. • The DCF analysis yields a valuation range of approximately $3.8 billion to $4.3 billion, or approximately $47.00 to $53.00 per share. Perpetuity Growth Model Exit Multiple Model Enterprise Value Enterprise Value Free Cash Flow Growth After 2011 Multiple of 2011 EBITDA 1.50% 2.00% 2.50% 3.00% 3.50% 6.5x 7.0x 7.5x 8.0x 8.5x 8.0% $4,189 $4,481 $4,827 $5,242 $5,750 8.0% $3,816 $4,041 $4,267 $4,492 $4,717 8.5% 3,883 4,129 4,416 4,756 5,164 8.5% 3,749 3,969 4,190 4,410 4,630 WACC 9.0% 3,620 3,829 4,071 4,353 4,686 WACC 9.0% 3,684 3,899 4,114 4,330 4,545 9.5% 3,391 3,571 3,777 4,014 4,291 9.5% 3,621 3,831 4,041 4,252 4,462 10.0% 3,191 3,347 3,523 3,725 3,959 10.0% 3,559 3,765 3,970 4,176 4,381 Price Per Share Price Per Share Free Cash Flow Growth After 2011 Multiple of 2011 EBITDA 1.50% 2.00% 2.50% 3.00% 3.50% 6.5x 7.0x 7.5x 8.0x 8.5x 8.0% $51.46 $55.32 $59.88 $65.35 $72.03 8.0% $46.55 $49.52 $52.49 $55.46 $58.43 8.5% 47.43 50.68 54.46 58.94 64.31 8.5% 45.67 48.57 51.47 54.37 57.27 WACC 9.0% 43.96 46.72 49.91 53.63 58.02 WACC 9.0% 44.81 47.65 50.48 53.32 56.15 9.5% 40.95 43.32 46.03 49.16 52.81 9.5% 43.98 46.75 49.52 52.29 55.06 10.0% 38.31 40.36 42.69 45.36 48.43 10.0% 43.17 45.88 48.59 51.29 54.00 17 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Shareholder Momentum Analysis Total Shares Outstanding: 74.4 MM 18,000 100.0% 92.7% 100.0% 20.9% # of days to turn: 77 16,000 20.1% 19.8% 80.0% 14,000 72.6% 16.6% 12,000 15.3% 60.0% 10,000 57.3% 8,000 40.0% 6,000 37.5% 7.3% 4,000 20.0% Volume in Thousands 20.9% 2,000 0 0.0% $26.00 — $28.49 $28.50 — $30.99 $31.00 — $33.49 $33.50 - $35.99 $36.00 — $38.49 $38.50 — $40.99 Floating Shares: 66.9 MM 18,000 100.0% 100.0% 22.7% 16,000 # of days to turn: 71 21.4% 92.1% 80.0% 14,000 18.0% 78.7% 12,000 16.6% 60.0% 10,000 62.1% 13.4% 8,000 40.0% 40.6% Volume in Thousands 6,000 7.9% 4,000 22.7% 20.0% 2,000 0 0.0% $26.00 — $28.49 $28.50 — $30.99 $31.00 — $33.49 $33.50 — $35.99 $36.00 — $38.49 $38.50 — $40.99 Source: Capital IQ as of 9/11/2006. 18 | Wachovia Securities Mergers & Acquisitions

Valuation Analysis

*Proprietary & Confidential*

## Summary of Recap Alternative

- If the Company achieves the earnings estimates implied in the base case, a recapitalization could create additional shareholder value by reducing overall cost of capital and increasing EPS.
  - Present value of future stock price of $44.73 to $46.40 per share under base case scenario.
- However, if store performance continues to falter and the Company achieves earnings in-line with the downside case, a recapitalization may have a more muted impact on shareholder value.
  - Present value of future stock price of $33.84 to $35.10 per share under downside scenario.
- The Board's confidence in the Company's ability to execute the turnaround plan at TAMPA and realize objectives at the growth concepts need to be carefully considered.

**Future Share Price Comparison**

| | | Recap | |
|---|---|---|---|
| | Status Quo [1] | Management Plan [2] | Downside[3] |
| **2009(P) EPS** | $2.92 | $3.38 | $2.92 |
| **Forward P/E Multitple** | 16.0x | 16.0x | 14.0x |
| Implied 2008 Share Price | $46.74 | $54.12 | $40.95 |
| | | **Present Value [3]** | |
| 10% Discount Rate | $38.63 | $44.73 | $33.84 |
| 9% Discount Rate | $39.34 | $45.55 | $34.46 |
| 8% Discount Rate | $40.07 | $46.40 | $35.10 |

*[1] Based on EPS as provided in management's base case plan.*

*[2] Assumes repurchase of 15 million shares at $34.00 per share, based on operating performance as provided in management's base case plan.*

*[3] Assumes repurchase of 15 million shares at $34.00 per share, based on operating performance as provided in management's downside plan.*

*[4] Future share price estimates discounted to 12/31/06 assuming a cost of equity range of 8% to 10%.*

19 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Appendix

Appendix

Proprietary & Confidential

## Comparable Acquisitions

*($ in millions, except per share data)*

| Casual Dining: Target Company | Acquiring Company | | Income Statement Data: LTM Sales | LTM EBITDA | EBITDA Margin | Valuation Data: Enterprise Value [1] | EV/ Sales | EV/ EBITDA |
|---|---|---|---|---|---|---|---|---|
| **LoneStar** | | ANNOUNCED | 677.6 | $45.9 | 6.8% | 566.1 | 0.8x | 12.3x |
| **Real Mex Restaurants, Inc** | Sun Capital Partners, Inc. | ANNOUNCED | $500.0 | N/A | N/A | $350.0 | 0.7x | N/A |
| **Ryan's Restaurant Group Inc.** | Buffets Inc | ANNOUNCED | 822.4 | $98.3 | 11.9% | 829.8 | 1.0x | 8.4x |
| **Main Street Restaurant Group** | Briad Main Street, Inc. | June 29, 2006 | 243.6 | 18.1 | 7.4% | 143.6 | 0.6x | 7.9x |
| **Dave & Buster's, Inc.** | Wellspring Capital | March 8, 2006 | 453.6 | 60.1 | 13.2% | 359.0 | 0.8x | 6.0x |
| **Fox & Hound Restaurant Group** | Newcastle Partners and Steel Partners | February 24, 2006 | 164.7 | 22.1 | 13.4% | 163.5 | 1.0x | 7.4x |
| **Worldwide Restaurant Concepts** | Pacific Equity Partners | September 22, 2005 | 359.5 | 24.7 | 6.9% | 209.0 | 0.6x | 8.5x |
| **The Restaurant Company** | Castle Harlan, Inc. | September 21, 2005 | 348.1 | 37.3 | 10.7% | 245.0 | 0.7x | 6.6x |
| **Whistle Junction / EACO Corp.** | Banner Buffets LLC | July 1, 2005 | N/A | N/A | N/A | 30.0 | N/M | N/M |
| **Quality Dining** | Management | April 13, 2005 | 239.5 | 23.0 | 9.6% | 116.0 | 0.5x | 5.0x |
| **Elmer's Restaurants** | Management | March 11, 2005 | 33.4 | 2.9 | 8.8% | 16.6 | 0.5x | 5.6x |
| **Chevy's** | Real Mex Restaurants | January 11, 2005 | N/A | N/A | N/A | 86.1 | N/M | N/M |
| **Uno Restaurant Holdings Corp** | Centre Partners | January 6, 2005 | 300.6 | 35.4 | 11.8% | 208.1 | 0.7x | 5.9x |
| **Mimi's Café** | Bob Evans | July 7, 2004 | 252.6 | 19.0 | 7.5% | 182.0 | 0.7x | 9.6x |
| **Garden Fresh Restaurant Corp.** | Fairmont Capital | March 10, 2004 | 220.5 | 25.0 | 11.3% | 126.8 | 0.6x | 5.1x |
| **Chevys Inc.** | Consolidated Restaurant Cos. | June 16, 2003 | 320.0 | 20.0 | 6.3% | 120.0 | 0.4x | 6.0x |
| **Ninety-Nine Restaurants, Inc.** | O'Charley's, Inc. | January 27, 2003 | 192.2 | 24.0 | 12.5% | 157.3 | 0.8x | 6.6x |
| **Saltgrass Steak House** | Landry's Restaurants, Inc. | October 1, 2002 | 100.0 | 13.0 | 13.0% | 75.0 | 0.8x | 5.8x |
| **Santa Barbara Restaurant Group, Inc.** | CKE Restaurants, Inc. | March 1, 2002 | 91.2 | 9.2 | 10.1% | 75.5 | 0.8x | 8.2x |
| | | Mean | $312.9 | $29.9 | 10.1% | $213.6 | 0.7x | 7.2x |
| | | Median | 252.6 | 23.5 | 10.4% | 157.3 | 0.7x | 6.6x |
| Other: | | | | | | | | |
| **Jamba Juice** | Services Acquisition Corp | ANNOUNCED | $345.0 | N/A | N/A | $265.0 | 0.8x | N/A |
| **Checker's Restaurants** | Wellspring Capital | June 20, 2006 | 193.9 | $26.7 | 13.8% | 198.9 | 1.0x | 7.4x |
| **Dunkin' Brands** | Bain / Carlyle / TH Lee | February 2, 2006 | 4,800.0 | 188.0 | 3.9% | 2,425.0 | 0.5x | 12.9x |
| **El Pollo Loco** | Trimaran Capital Partners | November 21, 2005 | 225.3 | 37.9 | 16.8% | 415.0 | 1.8x | 11.0x |
| **Schlotsky's** | Bobby Cox Companies | January 10, 2005 | 53.8 | (6.9) | N/A | 79.3 | 1.5x | N/M |
| **Church's Chicken** | Arcapita Inc. | December 29, 2004 | 250.0 | 55.0 | 22.0% | 390.0 | 1.6x | 7.1x |
| **Cinnabon** | Roark Capital Group | November 4, 2004 | 41.8 | 6.0 | 14.4% | 21.0 | 0.5x | 3.5x |
| **Company A** | Acquiror A | July 1, 2004 | 243.8 | 46.6 | 19.1% | 340.0 | 1.4x | 7.3x |
| **Morton's Restaurant Group, Inc.** | Castle Harlan, Inc. | July 25, 2002 | 231.9 | 22.1 | 9.5% | 168.6 | 0.7x | 7.6x |
| | | Mean | $709.5 | $46.9 | 14.2% | $478.1 | 1.1x | 8.1x |
| | | Median | 231.9 | 32.3 | 14.4% | 265.0 | 1.0x | 7.4x |

(1) Market value of equity plus net debt.

21 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Appendix TAMPA Key Assumptions — Management’s Plan OSI — Assumptions Summary Projected Fiscal Year Ending December 31, 2006P 2007P 2008P 2009P 2010P 2011P Net New Units Outback Domestic 16 10 10 10 10 10 Outback International 22 20 20 20 20 20 Carrabba’s 31 15 15 20 25 25 Bonefish 33 25 25 26 29 31 Fleming’s 6 8 8 8 5 5 Roy’s 3 3 3 3 3 2 Cheeseburger 14 7 0 0 0 0 Lee Roy Selmon’s 3 4 4 3 3 2 Blue Coral 1 3 5 5 5 5 Total Net New Units 129 95 90 95 100 100 Comparable Store Sales Outback Domestic (3.5%) (2.0%) 1.0% 2.0% 2.0% 2.0% Outback International (5.0%) 0.0% 0.0% 1.0% 1.0% 1.0% Carrabba’s (1.6%) (2.0%) 1.0% 1.0% 1.0% 1.0% Bonefish 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% Fleming’s 3.9% 1.0% 1.0% 1.0% 1.0% 1.0% Roy’s 1.6% 1.0% 1.0% 1.0% 1.0% 1.0% Cheeseburger (2.2%) 1.0% 1.0% 1.0% 1.0% 1.0% Lee Roy Selmon’s 0.6% 1.0% 1.0% 1.0% 1.0% 1.0% Blue Coral n/a n/a 1.0% 1.0% 1.0% 1.0% Margins Cost of Goods Sold 35.9% 35.5% 35.1% 34.7% 34.6% 34.6% Labor 25.0% 24.9% 24.9% 24.8% 24.8% 24.8% Operating 20.2% 20.4% 20.2% 20.1% 19.9% 19.9% Rent 2.3% 2.4% 2.4% 2.5% 2.5% 2.5% Distribution 1.9% 1.9% 2.0% 2.0% 2.0% 2.0% Partner Buyout 0.2% 0.2% 0.2% 0.2% 0.2% 0.2% General & Administrative 4.8% 4.8% 4.6% 4.5% 4.3% 4.2% Comparable Store Sales Leverage 0.0% 0.2% (0.1%) (0.2%) (0.2%) (0.2%) Partner Equity Program Expense 1.2% 0.8% 0.7% 0.6% 0.6% 0.6% Long Term Incentive Plan 0.0% 0.1% 0.1% 0.1% 0.1% 0.1% Depreciation & Amortization 3.9% 4.0% 4.0% 3.9% 4.0% 4.0% Source: TAMPA management. 22 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Appendix TAMPA Key Assumptions — Downside Scenario OSI — Assumptions Summary Projected Fiscal Year Ending December 31, 2006P 2007P 2008P 2009P 2010P 2011P Net New Units Outback Domestic 16 10 10 10 10 10 Outback International 22 20 20 20 20 20 Carrabba’s 31 15 15 20 25 25 Bonefish 33 25 25 26 29 31 Fleming’s 6 8 8 8 5 5 Roy’s 3 3 3 3 3 2 Cheeseburger 14 7 0 0 0 0 Lee Roy Selmon’s 3 4 4 3 3 2 Blue Coral 1 3 5 5 5 5 Total Net New Units 129 95 90 95 100 100 Comparable Store Sales Outback Domestic (3.5%) (3.0%) 0.0% 1.0% 1.0% 1.0% Outback International (5.0%) 0.0% 0.0% 1.0% 1.0% 1.0% Carrabba’s (1.6%) (3.0%) 0.0% 1.0% 1.0% 1.0% Bonefish 1.0% 1.0% 1.0% 1.0% 1.0% 1.0% Fleming’s 3.9% 1.0% 1.0% 1.0% 1.0% 1.0% Roy’s 1.6% 1.0% 1.0% 1.0% 1.0% 1.0% Cheeseburger (2.2%) 1.0% 1.0% 1.0% 1.0% 1.0% Lee Roy Selmon’s 0.6% 1.0% 1.0% 1.0% 1.0% 1.0% Blue Coral n/a n/a 1.0% 1.0% 1.0% 1.0% Margins Cost of Goods Sold 35.9% 35.4% 35.3% 35.0% 34.9% 34.9% Labor 25.0% 24.9% 24.9% 24.9% 24.9% 24.9% Operating 20.2% 20.3% 20.2% 20.1% 19.9% 19.8% Rent 2.3% 2.4% 2.5% 2.5% 2.5% 2.5% Distribution 1.9% 1.9% 2.0% 2.0% 2.0% 2.0% Partner Buyout 0.2% 0.2% 0.2% 0.2% 0.2% 0.2% General & Administrative 4.8% 4.8% 4.6% 4.5% 4.4% 4.3% Comparable Store Sales Leverage 0.0% 0.3% (0.0%) (0.2%) (0.2%) (0.2%) Partner Equity Program Expense 1.2% 0.8% 0.7% 0.6% 0.6% 0.6% Long Term Incentive Plan 0.0% 0.1% 0.1% 0.1% 0.1% 0.1% Depreciation & Amortization 3.9% 4.0% 4.1% 4.0% 4.1% 4.1% Source: TAMPA management. 23 | Wachovia Securities Mergers & Acquisitions

Appendix

**Proprietary & Confidential**

## Potential Results of Management's Operating Plan

### Projected OSI Market Statistics - Management's Plan

*($ in millions, except per share data)*

**Upside Plan**

| | Fiscal Year Ending December 31, | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | FY 2005 | 2006P | | | 2007P | | | 2008P | | |
| Forward P/E | 18.5x | 14.0x | 16.0x | 18.0x | 14.0x | 16.0x | 18.0x | 14.0x | 16.0x | 18.0x |
| Forward PEG | 123.3% | 74.9% | 85.6% | 96.3% | 74.9% | 85.6% | 96.3% | 74.9% | 85.6% | 96.3% |
| Adjusted EPS [1] | $1.87 | $1.65 | $1.65 | $1.65 | $1.89 | $1.89 | $1.89 | $2.51 | $2.51 | $2.51 |
| EV / Adjusted EBITDA [1] | 8.2x | 5.9x | 6.7x | 7.4x | 6.6x | 7.4x | 8.3x | 6.5x | 7.4x | 8.3x |
| Implied Stock Price | $41.61 | $26.49 | $30.27 | $34.05 | $35.08 | $40.09 | $45.10 | $42.66 | $48.75 | $54.85 |
| *Appreciation* [2] | *n/a* | *(20.2%)* | *(8.8%)* | *2.6%* | *5.7%* | *20.8%* | *35.9%* | *28.5%* | *46.9%* | *65.2%* |

**Base Case Plan**

| | Fiscal Year Ending December 31, | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | FY 2005 | 2006P | | | 2007P | | | 2008P | | |
| Forward P/E | 18.5x | 14.0x | 16.0x | 18.0x | 14.0x | 16.0x | 18.0x | 14.0x | 16.0x | 18.0x |
| Forward PEG | 123.3% | 79.4% | 90.8% | 102.1% | 79.4% | 90.8% | 102.1% | 79.4% | 90.8% | 102.1% |
| Adjusted EPS [1] | $1.87 | $1.65 | $1.65 | $1.65 | $1.75 | $1.75 | $1.75 | $2.31 | $2.31 | $2.31 |
| EV / Adjusted EBITDA [1] | 8.2x | 5.5x | 6.2x | 6.9x | 6.4x | 7.2x | 8.0x | 6.6x | 7.4x | 8.3x |
| Implied Stock Price | $41.61 | $24.53 | $28.03 | $31.53 | $32.36 | $36.98 | $41.60 | $40.90 | $46.74 | $52.58 |
| *Appreciation* [2] | *n/a* | *(26.1%)* | *(15.5%)* | *(5.0%)* | *(2.5%)* | *11.4%* | *25.3%* | *23.2%* | *40.8%* | *58.4%* |

**Downside Plan**

| | Fiscal Year Ending December 31, | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | FY 2005 | 2006P | | | 2007P | | | 2008P | | |
| Forward P/E | 18.5x | 12.0x | 14.0x | 16.0x | 12.0x | 14.0x | 16.0x | 12.0x | 14.0x | 16.0x |
| Forward PEG | 123.3% | 81.0% | 94.5% | 108.0% | 81.0% | 94.5% | 108.0% | 81.0% | 94.5% | 108.0% |
| Adjusted EPS [1] | $1.87 | $1.65 | $1.65 | $1.65 | $1.68 | $1.68 | $1.68 | $2.10 | $2.10 | $2.10 |
| EV / Adjusted EBITDA [1] | 8.2x | 4.7x | 5.3x | 6.0x | 5.2x | 6.0x | 6.7x | 5.3x | 6.2x | 7.0x |
| Implied Stock Price | $41.61 | $20.15 | $23.50 | $26.86 | $25.23 | $29.44 | $33.64 | $31.05 | $36.22 | $41.40 |
| *Appreciation* [2] | *n/a* | *(39.3%)* | *(29.2%)* | *(19.1%)* | *(24.0%)* | *(11.3%)* | *1.4%* | *(6.5%)* | *9.1%* | *24.7%* |

**TAMPA Valuation Metrics [1]**

| | Forward P/E | PEG |
|---|---|---|
| Current | 18.5x | 127.9% |
| 5 Year Average | 15.0x | 100.4% |

[1] Based on 2007 calendar year EPS of $1.79 and a 14.5% growth rate (consensus estimates from CapIQ).

*Note: Median peer group forward P/E is (14.2x). OSI current forward P/E is 18.5x based on consensus EPS of $1.79 for 2007.*

*[1] Adjustments outlined in the Appendix.*

*[2] Appreciation based on September 12, 2006 stock price of $33.19.*

24 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

# Potential Value Creation – Term Loan Structure at a $34 Clearing Price

## Projected OSI Market Statistics - Term Loan Recapitalization

*($ in millions, except per share data)*

### Upside Plan

Fiscal Year Ending December 31,

| | FY 2005 | 2006P | | | 2007P | | | 2008P | | |
|---|---|---|---|---|---|---|---|---|---|---|
| Forward P/E | 18.5x | 14.0x | 16.0x | 18.0x | 14.0x | 16.0x | 18.0x | 14.0x | 16.0x | 18.0x |
| Forward PEG | 123.3% | 56.6% | 64.7% | 72.7% | 56.6% | 64.7% | 72.7% | 56.6% | 64.7% | 72.7% |
| *Discount to Management Plan PEG* | *n/a* | *18.3%* | *20.9%* | *23.5%* | *18.3%* | *20.9%* | *23.5%* | *18.3%* | *20.9%* | *23.5%* |
| Adjusted EPS [1] | $1.87 | $1.60 | $1.60 | $1.60 | $1.96 | $1.96 | $1.96 | $2.80 | $2.80 | $2.80 |
| EV / Adjusted EBITDA [1] | 8.2x | 6.4x | 7.0x | 7.6x | 7.4x | 8.2x | 9.0x | 7.3x | 8.2x | 9.0x |
| Implied Stock Price | $41.61 | $27.37 | $31.28 | $35.19 | $39.25 | $44.86 | $50.47 | $49.91 | $57.05 | $64.18 |
| *Appreciation vs. Management Plan* | *n/a* | *3.3%* | *3.3%* | *3.3%* | *11.9%* | *11.9%* | *11.9%* | *17.0%* | *17.0%* | *17.0%* |

### Base Case Plan

Fiscal Year Ending December 31,

| | FY 2005 | 2006P | | | 2007P | | | 2008P | | |
|---|---|---|---|---|---|---|---|---|---|---|
| Forward P/E | 18.5x | 14.0x | 16.0x | 18.0x | 14.0x | 16.0x | 18.0x | 14.0x | 16.0x | 18.0x |
| Forward PEG | 123.3% | 59.9% | 68.4% | 77.0% | 59.9% | 68.4% | 77.0% | 59.9% | 68.4% | 77.0% |
| *Discount to Management Plan PEG* | *n/a* | *19.6%* | *22.4%* | *25.2%* | *19.6%* | *22.4%* | *25.2%* | *19.6%* | *22.4%* | *25.2%* |
| Adjusted EPS [1] | $1.87 | $1.60 | $1.60 | $1.60 | $1.77 | $1.77 | $1.77 | $2.54 | $2.54 | $2.54 |
| EV / Adjusted EBITDA [1] | 8.2x | 6.0x | 6.5x | 7.1x | 7.2x | 7.9x | 8.6x | 7.4x | 8.2x | 9.0x |
| Implied Stock Price | $41.61 | $24.84 | $28.39 | $31.94 | $35.54 | $40.61 | $45.69 | $47.36 | $54.12 | $60.89 |
| *Appreciation vs. Management Plan* | *n/a* | *1.3%* | *1.3%* | *1.3%* | *9.8%* | *9.8%* | *9.8%* | *15.8%* | *15.8%* | *15.8%* |

### Downside Plan

Fiscal Year Ending December 31,

| | FY 2005 | 2006P | | | 2007P | | | 2008P | | |
|---|---|---|---|---|---|---|---|---|---|---|
| Forward P/E | 18.5x | 12.0x | 14.0x | 16.0x | 12.0x | 14.0x | 16.0x | 12.0x | 14.0x | 16.0x |
| Forward PEG | 123.3% | 60.2% | 70.2% | 80.3% | 60.2% | 70.2% | 80.3% | 60.2% | 70.2% | 80.3% |
| *Discount to Management Plan PEG* | *n/a* | *20.8%* | *24.2%* | *27.7%* | *20.8%* | *24.2%* | *27.7%* | *20.8%* | *24.2%* | *27.7%* |
| Adjusted EPS [1] | $1.87 | $1.60 | $1.60 | $1.60 | $1.68 | $1.68 | $1.68 | $2.26 | $2.26 | $2.26 |
| EV / Adjusted EBITDA [1] | 8.2x | 5.3x | 5.8x | 6.3x | 6.1x | 6.8x | 7.4x | 6.2x | 7.0x | 7.7x |
| Implied Stock Price | $41.61 | $20.16 | $23.52 | $26.88 | $27.10 | $31.62 | $36.13 | $35.10 | $40.95 | $46.80 |
| *Appreciation vs. Management Plan* | *n/a* | *0.1%* | *0.1%* | *0.1%* | *7.4%* | *7.4%* | *7.4%* | *13.0%* | *13.0%* | *13.0%* |

### TAMPA Valuation Metrics [1]

| | Forward P/E | PEG |
|---|---|---|
| Current | 18.5x | 127.9% |
| 5 Year Average | 15.0x | 100.4% |

[1] Based on 2007 calendar year EPS of $1.79 and a 14.5% growth rate (consensus estimates from CapIQ).

*Note: Median peer group forward P/E is 15.8x. OSI current forward P/E is 18.5x based on consensus EPS of $1.79 for 2007.*

[1] *Adjustments outlined in the Appendix.*

25 | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Appendix Valuation Floor — Downside Case • In the downside scenario, TAMPA valuation would likely be supported by its real estate value. Real Estate Bifurcation Valuation Analysis ($ in millions, except per share data) 2006P 2007P 2008P Forward P/E 13.0x 14.0x 15.0x 13.0x 14.0x 15.0x 13.0x 14.0x 15.0x Forward PEG 60.2% 70.2% 80.3% 60.2% 70.2% 80.3% 60.2% 70.2% 80.3% Adjusted Net Income (1) $98.6 $98.6 $98.6 $99.2 $99.2 $99.2 $129.1 $129.1 $129.1 EPS $1.60 $1.60 $1.60 $1.68 $1.68 $1.68 $2.26 $2.26 $2.26 Implied Share Price $21.84 $23.52 $25.20 $29.36 $31.62 $33.87 $38.02 $40.95 $43.87 Equity Value $1,289.0 $1,388.2 $1,487.3 $1,677.8 $1,806.9 $1,936.0 $2,173.0 $2,340.2 $2,507.3 Net Debt 782.4 782.4 782.4 855.3 855.3 855.3 772.9 772.9 772.9 Minority Interest 38.0 38.0 38.0 35.3 35.3 35.3 32.3 32.3 32.3 Enterprise Value $2,109.3 $2,208.5 $2,307.7 $2,568.5 $2,697.5 $2,826.6 $2,978.2 $3,145.4 $3,312.5 EV / Adjusted EBITDA (1) 5.5x 5.8x 6.0x 6.3x 6.6x 6.9x 6.4x 6.8x 7.1x Real Estate Value (SLB transaction) $1,169.6 $1,169.6 $1,169.6 $1,169.6 $1,169.6 $1,169.6 $1,169.6 $1,169.6 $1,169.6 Implied Op Co Value $939.7 $1,038.9 $1,138.0 $1,398.8 $1,527.9 $1,657.0 $1,808.6 $1,975.7 $2,142.9 Implied Op Co EV/EBITDA 3.2x 3.5x 3.8x 4.3x 4.7x 5.1x 4.8x 5.2x 5.7x Adjusted EBITDA $383.3 $383.3 $383.3 $408.5 $408.5 $408.5 $464.4 $464.4 $464.4 SLB Adjustment (2) 86.7 86.7 86.7 86.7 86.7 86.7 86.7 86.7 86.7 Op Co EBITDA (PF for SLB) $296.6 $296.6 $296.6 $321.9 $321.9 $321.9 $377.7 $377.7 $377.7 (1) Adjustments outlined in the Appendix. (2) Assumes 8.0% cap rate on owned properites and 8.5% cap rate on land leased properties. 26 | Wachovia Securities Mergers & Acquisitions

Appendix

*Proprietary & Confidential*

# EBITDA Adjustments Detail

| Management Plan's GAAP EBITDAR and EBITDA | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | 2004 | 2005 | LTM 6/30/06P | 2006P | 2007P | 2008P | 2009P | 2010P | 2011P |
| GAAP EBITDA | $379,229 | $361,343 | $323,299 | $327,845 | $375,085 | $454,877 | $534,380 | $598,969 | $650,048 |
| Rent | 54,753 | 93,400 | 91,383 | 89,807 | 101,264 | 110,947 | 120,704 | 130,657 | 140,580 |
| GAAP EBITDAR | 433,982 | 454,743 | 414,682 | 417,652 | 476,349 | 565,824 | 655,083 | 729,626 | 790,628 |
| **Management Plan's Leverage and M&A Adjusted EBITDAR and EBITDA** | | | | | | | | | |
| Adjustments: | | | | | | | | | |
| Hurricanes | $4,631 | $4,101 | $4,101 | n/a | n/a | n/a | n/a | n/a | n/a |
| Asset Impairments | 2,394 | 26,995 | 16,447 | 3,034 | n/a | n/a | n/a | n/a | n/a |
| Partner Buyout [1] | 5,995 | 5,374 | 5,209 | 6,752 | 7,480 | 8,204 | 8,984 | 9,805 | 10,660 |
| Partner Equity Program | | | | | | | | | |
| PEP Conversion | n/a | n/a | 17,060 | 25,283 | 8,336 | 2,812 | 636 | 53 | n/a |
| Ongoing PEP | n/a | n/a | 8,955 | 19,595 | 26,976 | 28,625 | 30,290 | 32,069 | 33,905 |
| Total Partner Equity Program | n/a | n/a | 26,014 | 44,877 | 35,312 | 31,436 | 30,926 | 32,122 | 33,905 |
| Long Term Incentive Plan | n/a | n/a | 500 | 500 | 3,043 | 3,608 | 4,194 | 4,845 | 5,850 |
| PEP / Long Term Incentive Plan Funding | n/a | n/a | (13,800) | (20,100) | (23,597) | (30,060) | (38,123) | (45,184) | (55,387) |
| Options / 123R | n/a | n/a | 4,853 | 9,359 | 7,500 | 5,900 | 2,000 | n/a | n/a |
| Restricted Stock | n/a | n/a | 4,721 | 10,985 | 11,600 | 12,700 | 14,000 | 15,400 | 16,900 |
| Total Adjustments | 13,020 | 36,470 | 48,045 | 55,408 | 41,337 | 31,788 | 21,981 | 16,989 | 11,928 |
| Adjusted EBITDA | 392,249 | 397,813 | 371,344 | 383,253 | 416,422 | 486,665 | 556,361 | 615,958 | 661,976 |
| Adjusted EBITDAR | 447,002 | 491,213 | 462,727 | 473,060 | 517,686 | 597,612 | 677,064 | 746,615 | 802,556 |

*Source: TAMPA management.*

27 | Wachovia Securities Mergers & Acquisitions

Appendix

Proprietary & Confidential

## Institutional Momentum Analysis (Excluding Index Investors)

| Institutions | Type of Investor | Change from 9/30/2005 | 6/30/2006 | Volume Change | 3/31/2006 | Volume Change | 12/31/2005 | Volume Change | 9/30/2005 |
|---|---|---|---|---|---|---|---|---|---|
| Capital Research & Management Company | Value | (8,500) | 7,999,000 | (12,000) | 8,011,000 | - | 8,011,000 | 3,500 | 8,007,500 |
| Jennison Associates, L.L.C. | Growth | 5,000,000 | 5,000,000 | 2,558,800 | 2,441,200 | 2,441,200 | - | - | - |
| Lord Abbett & Co. | Value | 4,075,000 | 4,075,000 | 2,278,133 | 1,796,867 | 1,796,867 | - | - | - |
| J.P. Morgan Investment Management Inc. | GARP | (1,187,582) | 3,000,000 | (1,155,756) | 4,155,756 | (242,597) | 4,398,353 | 210,771 | 4,187,582 |
| Pirate Capital, L.L.C. | Value | 2,500,000 | 2,500,000 | 1,245,200 | 1,254,800 | 1,254,800 | - | - | - |
| Fidelity Management & Research | GARP | (3,518,616) | 2,250,000 | (1,432,290) | 3,682,290 | (2,410,590) | 6,092,880 | 324,264 | 5,768,616 |
| Boston Company Asset Mgmt., L.L.C. | Value | 1,639,585 | 2,000,000 | 1,137,390 | 862,610 | 676,240 | 186,370 | (174,045) | 360,415 |
| Morgan Stanley Investment Management | Value | 1,038,000 | 2,000,000 | 491,272 | 1,508,728 | 680,260 | 828,468 | (133,532) | 962,000 |
| Plaza Investment Advisors, Inc. | GARP | - | 1,818,800 | - | 1,818,800 | - | 1,818,800 | - | 1,818,800 |
| Bessemer Trust Company, N.A. (US) | Growth | 185,567 | 1,700,000 | 482,512 | 1,217,488 | (136,122) | 1,353,610 | (160,823) | 1,514,433 |
| AIM Management Group, Inc. | Growth | (170,262) | 1,700,000 | (904,808) | 2,604,808 | (616,626) | 3,221,434 | 1,351,172 | 1,870,262 |
| Fenimore Asset Management, Inc. | Value | 150,038 | 1,500,000 | (3,687) | 1,503,687 | (85,925) | 1,589,612 | 239,650 | 1,349,962 |
| American Century Investment Management Inc. | Growth | (588,660) | 1,200,700 | 116,469 | 1,084,231 | (463,437) | 1,547,668 | (241,692) | 1,789,360 |
| Mercantile Safe Deposit & Trust | Value | 1,000,000 | 1,000,000 | 256,676 | 743,324 | 539,634 | 203,690 | 203,690 | - |
| Eaton Vance Management, Inc. | Growth | (406,961) | 1,000,000 | (259,161) | 1,259,161 | (147,800) | 1,406,961 | - | 1,406,961 |
| Van Kampen Investments, Inc. | Growth | 908,900 | 975,000 | 411,938 | 563,062 | 424,062 | 139,000 | 72,900 | 66,100 |
| Columbia Management Advisors, Inc. | Value | 331,078 | 825,000 | 127,460 | 697,540 | 104,059 | 593,481 | 99,559 | 493,922 |
| Perry Capital, L.L.C. | Growth | 825,000 | 825,000 | 277,500 | 547,500 | 547,500 | - | - | - |
| C. S. McKee & Company, Inc. | Value | (576,225) | 800,000 | (864,200) | 1,664,200 | 200,775 | 1,463,425 | 87,200 | 1,376,225 |
| T. Rowe Price Associates | GARP | (1,430,940) | 800,000 | (1,172,201) | 1,972,201 | (359,029) | 2,331,230 | 100,290 | 2,230,940 |
| GLG Partners, L.P. | Growth | 700,000 | 700,000 | 700,000 | - | - | - | - | - |
| Wood Asset Management | GARP | 150,777 | 600,000 | 20,029 | 579,971 | 16,849 | 563,122 | 113,899 | 449,223 |
| Evergreen Investment Management | GARP | 51,345 | 600,000 | 29,270 | 570,730 | 113,703 | 457,027 | (91,628) | 548,655 |
| Fort Washington Investment Advisors, Inc. | GARP | 8,000 | 550,000 | 6,483 | 543,517 | 9,521 | 533,996 | (8,004) | 542,000 |
| Teacher Retirement System of Texas | GARP | 46,483 | 533,483 | 32,483 | 501,000 | - | 501,000 | 14,000 | 487,000 |
| Top 25 Institutional Holders | | 10,722,027 | 45,951,983 | | 41,584,471 | | 37,241,127 | | 35,229,956 |
| *% of Total Institutions* | | | *84.7%* | | *92.0%* | | *91.4%* | | *92.3%* |
| Total Institutional Ownership | | | 54,233,983 | | 45,201,680 | | 40,761,996 | | 38,189,395 |

*Source: TAMPA management. Holdings as of 6/21 - 6/27/06.*

28 | Wachovia Securities Mergers & Acquisitions